UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 22, 2010

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2010, Provectus Pharmaceuticals, Inc., a Nevada corporation (“Provectus” or the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase 1,000,000 shares of the Company's common stock together with a warrant to purchase 500,000 shares of the Company's common stock for an aggregate purchase price of $1,000,000. The warrant will be immediately exercisable, expire five years after issuance and have an exercise price of $1.50 per share.

In addition to the foregoing investment, under the Purchase Agreement, the Company may, in the Company's sole discretion, direct Lincoln Park to purchase up to an additional $30,000,000 of the Company's common stock over the 30-month term of the Purchase Agreement. On each business day during the term of the Purchase Agreement, the Company may, in its sole discretion direct Lincoln Park to purchase up to 100,000 shares of the Company’s common stock at a per share purchase price equal to the lesser of (i) the lowest sale price of the Company's common stock reported on the OTCBB on the purchase date and (ii) the arithmetic average of the three lowest closing sale prices for the Company's common stock during the 12 consecutive business days prior preceding the purchase date.  The Company may, under certain circumstances, at its discretion, increase the amount of common stock that it sells to Lincoln Park on each business day.  There is no upper limit on the price per share that Lincoln Park must pay for the Company's common stock, and in no event may Lincoln Park purchase shares of the Company's common stock for less than $0.75 per share.

In consideration of Lincoln Park entering into the Purchase Agreement and making the commitment to purchase up to $30,000,000 of the Company's common stock, the Company will issue 300,000 shares of the Company's common stock to Lincoln Park and may issue up to an additional 1,500,000 shares of the Company's common stock on a pro rata basis as and only to the extent that Lincoln Park funds the $30,000,000.  The foregoing commitment shares may not be sold by Lincoln Park until the Purchase Agreement expires or is terminated.

The Purchase Agreement may be terminated by the Company at any time, at its discretion, without cost to the Company.  The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions by, among and for the benefit of the parties.

Lincoln Park has represented and agreed that at no time prior to or during the Purchase Agreement will Lincoln Park or its agents, representatives or affiliates engage in or effect, in any manner whatsoever, directly or indirectly, any short sale or hedging transaction with respect to the Company's common stock.

The proceeds to the Company under the Purchase Agreement will depend on the frequency and prices at which it sells shares of stock to Lincoln Park.  The maximum amount of gross proceeds that the Company may receive under the Purchase Agreement over the 30-month term, including the initial $1,000,000 investment, is $31,000,000. The Company will use the proceeds of the offering for general corporate purposes.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with Lincoln Park pursuant to which the Company has agreed to register all issuances of shares of the Company's common stock to Lincoln Park under the Purchase Agreement. The shares issuable by the Company under the Purchase Agreement and Warrant are being registered on the Company's shelf registration statement on Form S-3 (SEC File No. 333-167906), the base prospectus included therewith, and the prospectus supplement dated December 23, 2010 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended. The Company has agreed to indemnify Lincoln Park for certain liabilities in connection with the sale of the shares of the Company's common stock under the terms of the Registration Rights Agreement, and Lincoln Park has agreed to indemnify the Company for certain information provided by Lincoln Park to be included in the registration statement.

The foregoing description of the Purchase Agreement, Warrant, and Registration Rights Agreement is not a complete description of all the terms contained therein. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement, Warrant, and Registration Rights Agreement, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Purchase Agreement dated as of December 22, 2010, by and between Provectus Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement dated as of December 22, 2010, by and between Provectus Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in its opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2010

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Purchase Agreement dated as of December 22, 2010, by and between Provectus Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement dated as of December 22, 2010, by and between Provectus Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in its opinion filed as Exhibit 5.1 hereto)